100% QUOTA SHARE REINSURANCE AGREEMENT
             BETWEEN STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY
                AND AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
                        EFFECTIVE DATE:  JULY 1, 1996
PREAMBLE
ARTICLE I       CLASSES OF BUSINESS REINSURED
ARTICLE II      EXCLUSIONS
ARTICLE III     COMMENCEMENT OF LIABILITY
ARTICLE IV      REINSURANCE FOLLOWS PRIMARY POLICIES
ARTICLE V       COMMENCEMENT AND TERMINATION
ARTICLE VI      RIGHTS OF THIRD PARTIES
ARTICLE VII     RETENTION AND LIMIT
ARTICLE VIII    PREMIUMS, CEDING FEE AND PREMIUM TAXES
ARTICLE IX      ACQUISITION AND ADMINISTRATIVE COSTS
ARTICLE X       ASSIGNMENTS, ASSESSMENTS, PREMIUM TAXES,
                FINES AND PENALTIES
ARTICLE XI      ACCOUNTS AND REPORTS AND SETTLEMENTS
ARTICLE XII     LOSS AND LOSS ADJUSTMENT EXPENSE
ARTICLE XIII    LOSS IN EXCESS OF POLICY LIMITS/ECO
ARTICLE XIV     ERRORS AND OMISSIONS
ARTICLE XV      ACCESS TO RECORDS
ARTICLE XVI     REINSURER OR GENERAL AGENT SALE
                OF TRANSFER
ARTICLE XVII    INSOLVENCY
ARTICLE XVIII   THE GENERAL AGENT
ARTICLE XIX     HOLD HARMLESS PROVISIONS
ARTICLE XX      REGULATORY MATTERS
ARTICLE XXI     TBA INSURANCE INC. ("TBA")
ARTICLE XXII    ARBITRATION CLAUSE
ARTICLE XXIII   INTERMEDIARY
ARTICLE XXIV    CURRENCY
ARTICLE XXV     SAVINGS CLAUSE
ARTICLE XXVI    MISCELLANEOUS

                100% QUOTA SHARE REINSURANCE AGREEMENT, ("AGREEMENT")
              BETWEEN AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
                 ("REINSURER") AND STATE AND COUNTY MUTUAL FIRE
                          INSURANCE COMPANY ("COMPANY")

WITNESSETH

That in consideration of the mutual covenants hereinafter contained and upon the terms and conditions herein below set forth, the Parties hereto agree as follows:

PREAMBLE

It is understood that the COMPANY, and the REINSURER hereto wish to enter into a reinsurance arrangement through which the COMPANY is to bear no business, or insurance risk whatsoever. The credit risk and the risk of the insolvency of the REINSURER is subject to the Guaranty Agreements of the RETROCESSIONAIRES of the REINSURER (each such Agreement being referred to herein as a Guaranty Agreement) which guarantees to the COMPANY the obligations, duties and payments of the REINSURER, American Hallmark Insurance Company of Texas, under the AGREEMENT. The COMPANY would not enter into this Agreement without such Guaranty Agreement. The REINSURER shall hold the COMPANY harmless and indemnify it for these and all risks and shall perform all administrative functions for the business subject hereto as provided in the ADMINISTRATIVE SERVICES AGREEMENT ("ADMINISTRATIVE SERVICES AGREEMENT") between COMPANY and REINSURER. The sole obligation of the COMPANY, in exchange for the fees provided herein, is to permit the Policies (as hereinafter defined) subject to this AGREEMENT to be issued in the name of the COMPANY. All provisions of this AGREEMENT shall be interpreted so as to be in accord with this Preamble.

ARTICLE I - CLASSES OF BUSINESS REINSURED

A. As of the effective date of the AGREEMENT, the COMPANY obligates itself to cede to the REINSURER, and the REINSURER obligates itself to accept 100% of the COMPANY'S gross liability under policies, certificates, contracts, binders, agreements or other proposals or evidences of insurance, new and renewal policies, binders, and contracts of insurance (hereinafter called "Policies") issued by and on behalf of the COMPANY, classified by the COMPANY, in its discretion, as Private Passenger Automobile in accordance with the Texas Automobile Manual, including physical damage, liability, Personal Injury Protection, uninsured/underinsured motorist, and miscellaneous coverages as allowed by endorsement in Texas during the term of this AGREEMENT, produced by or through AMERICAN HALLMARK GENERAL AGENCY, INC. ("GENERAL AGENT") pursuant to its GENERAL AGENCY AGREEMENT with COMPANY ("GENERAL AGENCY AGREEMENT"), or by producing agents or brokers appointed by the COMPANY at the request of the REINSURER as provided in
     Article XVIII(B) of the AGREEMENT.
B. This AGREEMENT shall apply to and the REINSURER shall reinsure 100% coverage for Personal Injury Protection as required under Tex. Ins. Code Ch. 5, Art. 5.06-3 or any successor statute thereto, for the Classes of Business specified under paragraphs (A) and (B) of this Article I.

C. Subject to Article XIX(E), the Maximum Policy Limits for Policies are as follows:

     Bodily Injury per person:          $20,014
     Bodily Injury per accident:        $40,014
     Property Damage per accident:      $15,014
     Physical Damage:                   Actual Cash Value (ACV),
                                        not to exceed $40,014
                                        per vehicle
     Personal Injury Protection
     per person, per accident:          $ 2,514
     Uninsured/Underinsured/B.I.:       $20,014
                                        $40,014
     Uninsured/Underinsured/P.D.:       $15,014

In the event of a statutory increase in limits by the State of Texas, or travel by an insured to a state with greater statutory requirements, the maximum policy limits shall be increased to statutory limits in effect.
D. Business ceded hereunder shall include every original policy, rewrite, renewal or extension (whether before or after termination of this AGREEMENT) required by statute or by rule or regulation of the State Board of Insurance of Texas, or other authority having competent jurisdiction, of any policy of insurance ceded hereunder.

ARTICLE II - EXCLUSIONS

A. With respect to the classes of business which the GENERAL AGENT or other agent may be authorized to produce for reinsurance under this AGREEMENT, there shall be no solicitation or acceptance of, nor shall the COMPANY be bound for insurance coverage on, the following risks:
    1.    All business not specifically described as BUSINESS COVERED under
          Article I(A) of the AGREEMENT.
    2.    Garagekeepers legal liability.
    3.    Vendors single interest.
    4.    Vehicles principally used as ambulances, fire and police units.
    5.    Commercial vehicles rated as such, and all automobile fleets.
    6.    Mobile homes.
    7.    Automobile dealers.
    8. Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, insurrection, military or usurped power, martial law or confiscation by order of any Government or Public Authority, but not excluding loss or damage which would be covered under a policy or standard form containing a Standard War Exclusion Clause.
    9. Business excluded by the attached Nuclear Exclusion Clauses - Liability - Reinsurance - U.S.A., No. 08-31.1 and Canada, No. 08-32.1 and Physical Damage - Reinsurance - U.S.A., 08-33 and Canada, No. 08-34.2.
   10.    Reinsurance issued for the account of other insurance companies.
   11.    Vehicles used in racing or speed events.
   12.    Taxis, limos, buses, livery.
   13. Pools, Associations, Syndicates and Insolvency Funds per the attached Pools, Associations, Syndicates and Insolvency Funds Exclusion Clause 08-04.3.
   14.    Seepage and Pollution Exclusion Clause.

ARTICLE III - COMMENCEMENT OF LIABILITY

The liability of the REINSURER shall commence obligatorily and simultaneously with that of the COMPANY as soon as the COMPANY becomes liable, and the premium on account of such liability shall be credited to the REINSURER from the original date of the COMPANY'S liability.

ARTICLE IV - REINSURANCE FOLLOWS PRIMARY POLICIES

All reinsurance for which the REINSURER shall be liable under this AGREEMENT shall be subject, in all respects, to the same rates, terms, conditions, interpretations, waivers, the exact proportion of premiums paid to the COMPANY without any deduction for brokerage, and to the same modifications, alterations, and cancellations, as the respective insurance of the COMPANY to which such reinsurance relates, the true intent of this AGREEMENT being that the REINSURER shall in every case to which this AGREEMENT applies follow the fortunes of the COMPANY.

ARTICLE V - COMMENCEMENT AND TERMINATION

A. The effective date of this AGREEMENT is at 12:01 A.M. Central Standard Time on July 1, 1996. This AGREEMENT shall remain continuously in force until terminated according to the provisions set forth herein.
B.   This AGREEMENT may be terminated as follows:
      1. By either Party hereto, by providing at least (ninety) 90 days written notice prior to the close of any calendar quarter to the other parties. Written notice shall be by Certified Mail, return receipt requested, postage prepaid;
      2.  By mutual consent;
      3. Immediately upon written notice by the REINSURER or the COMPANY in the event of the cancellation or non-renewal of the GENERAL AGENT'S license by the Texas Department of Insurance.
      4. Immediately, upon written notice by the COMPANY, if the REINSURER is found to be insolvent by a State Insurance Department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed.
      5. By the REINSURER, upon (thirty) 30 days written notice, if the COMPANY is found to be insolvent by a State Insurance Department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed.
      6. After thirty (30) days written notice by either party in the event that the COMPANY, or the REINSURER amalgamates with or passes under the control of any other company or corporation or change a majority of its officers or board of directors.
      7. By the COMPANY, immediately and automatically without prior written notice, should the Texas Department of Insurance request orally and/or in writing the cancellation or disallow credit for this reinsurance.
      8. Immediately and automatically upon termination of any Retrocession Agreement (as such term is defined in any Guaranty Agreement).

C. When the AGREEMENT terminates for any reason, reinsurance hereunder shall continue to apply to the business in force at the time of such termination until expiration or cancellation of such business. It is understood that any Policies with effective dates prior to the termination date but issued after the termination date are covered under the AGREEMENT. Additionally, the reinsurance hereunder shall continue to apply as to Policies which must be issued or renewed as a matter of state law or regulation, or because a producing agent or broker has not been timely canceled, until the expiration dates on said Policies.
D. Upon termination of this AGREEMENT, the PARTIES shall not be relieved of or released from any obligation created by or under this AGREEMENT as to payments, expenses, reports, accounting or handling, which relate to insurance business reinsured under this AGREEMENT. The PARTIES hereto expressly covenant and agree that they will cooperate with each other in the handling of all such run-off insurance business until all Policies have expired either by cancellation or by terms of such Policies and all outstanding losses and loss adjustment expenses have been settled. While by law and regulation, the COMPANY recognizes its primary obligations to its policyholders, the REINSURER recognizes that to the extent possible there shall be no cost to or involvement by the COMPANY in servicing this run-off. The REINSURER shall be ultimately responsible for the run-off and for the costs and expenses of the run-off and shall pay, or caused to be paid, any such costs and/or expenses not paid by the GENERAL AGENT for any reason. If for any reason the GENERAL AGENT fails or is unable to service any such run-off business (or any business while the AGREEMENT is still in effect), including handling payment of claims, then consistent with this AGREEMENT, the REINSURER'S obligation with respect to such run-off business shall continue and the REINSURER shall appoint a successor, subject to the approval of the COMPANY, to administer and otherwise handle the run-off as provided herein. Such successor shall perform all of the duties and obligations of the GENERAL AGENT with respect to servicing such run-off business, including the handling of claims. In addition, the COMPANY in its sole discretion may terminate the authority of the GENERAL AGENT or a successor to thereto handle such run-off business and the REINSURER shall then appoint a successor to handle the run-off, subject to the COMPANY'S approval, at no cost to the COMPANY.
E. In the event this AGREEMENT is terminated, the REINSURER shall remain liable to and shall, immediately upon request, reimburse the COMPANY for any assessment made upon the COMPANY by the Texas Department of Insurance under Article 21.28C (Texas Property and Casualty Insurance Guaranty Act) of the Texas Insurance Code, which applies to the risks reinsured hereunder through and after the effective date of termination. The COMPANY shall likewise remain liable, and account to the REINSURER for any recovery of any such assessment under Section 7 or 9 of said Article, or any credit allowed to it against its premium tax pursuant to Section 15 thereof, applicable to the risks reinsured hereunder.
F. The title and ownership of all undelivered Policies, books, supplies, or other property related to the reinsured business is in the COMPANY, and upon termination these shall be delivered immediately to the COMPANY, without compelling the COMPANY to resort to any legal proceedings to secure the aforesaid described property of the COMPANY. REINSURER shall cause the GENERAL AGENT to also comply with this provision.
G. This AGREEMENT provides for termination on a run-off basis. The relevant provisions of the AGREEMENT shall apply to the business being run off. It is also expressly agreed that the terms, conditions and obligations of the Preamble and Articles: IV; V(C), (D), (E), (F) and (G); IX; X; XII; XIII; XIV; XV; XVI; XVIII; XIX; XX; XXI; and XXII, shall survive the termination of this AGREEMENT.

ARTICLE VI - RIGHTS OF THIRD PARTIES

Nothing herein shall in any manner create any obligations, establish any rights or create any direct right of action against the REINSURER in favor of any third party, or other person not party to this AGREEMENT; or create any privity of contract between the policyholders and the REINSURER.

ARTICLE VII - RETENTION AND LIMIT

The COMPANY shall cede and the REINSURER shall accept 100% of the COMPANY'S gross liability on each risk.

ARTICLE VIII - PREMIUMS, CEDING FEE AND PREMIUM TAXES

A. In consideration of the acceptance by the REINSURER of one hundred percent (100%) of the COMPANY'S liability on insurance business reinsured hereunder, the REINSURER is entitled to one hundred percent (100%) of the Net Premiums received by or on behalf of the COMPANY on Policies reinsured, less the ceding fee allowed the COMPANY; less premium taxes on Policies subject to reinsurance hereunder and less fees for acquisition costs allowed under Article IX. "Net Premiums" shall mean the gross premiums (including policy fees) charged on all original and renewal Policies written on behalf of the COMPANY less return premiums. Subject to its rights hereunder, COMPANY assigns all its right, title, and interest to the REINSURER in all premium receivables and policyholder obligations to pay premiums to REINSURER under policies issued pursuant hereto.
B. It is understood that the REINSURER shall pay the COMPANY directly a fee within (sixty) 60 days following the end of each month (to the COMPANY'S designated agent, T.B.A. Insurance, Inc. ("TBA"), as a ceding fee), (i) 3.0% of the first $10 million per annum of Net Premium; (ii) 2.50% for the next $10 million per annum in Net Premium; and (iii) 2.0% for all Net Premium in excess of $20 million per annum; plus the amount of assessments and state premium taxes as provided in this Article VIII of this AGREEMENT. (These ceding fee amounts shall be computed on a calendar year basis based on policies written in each annual period ending June 30th, except for the first calendar year period which shall be from June 1, 1996 - June 30,
     1997) Notwithstanding anything else contained herein to the contrary, regardless of the amount of Net Premiums, the minimum ceding fee due the COMPANY shall be $6,000 per month during the term of this AGREEMENT. (This is a monthly minimum and is not reduced by reason of payments in excess of $6,000 in other months).
C. The REINSURER shall allow and pay within (sixty) 60 days of the end of each month to the COMPANY an amount equal to the state premium tax on the net written premiums reinsured hereunder for the past month. Should any additional premium tax be assessed at any time on written premium reinsured hereunder, the REINSURER shall pay the COMPANY such additional premium tax within (fifteen) 15 days of being informed by the COMPANY of such additional premium tax and should any refund or credit be due COMPANY on account of premium taxes paid on premiums removed hereunder, COMPANY shall refund or credit the premiums proportionately. The parties acknowledge that when the Texas Department of Insurance (or other state agency responsible for collecting premium taxes) requires the payment of estimated premium taxes in advance, the Reinsurer shall pay to the Company, within five (5) days prior to the due date of any such estimated premium tax payment, the amount that would be due subject to the business produced under this Agreement.

D. The REINSURER hereby guarantees that the COMPANY will receive the ceding fee provided hereunder irrespective of any events, losses or developments for the term of this AGREEMENT. Such payment is not dependent upon the performance of the GENERAL AGENT, underwriting experience, loss experience, whether premium is collected or not, or any other event foreseen or unforeseen by the parties at the inception of this AGREEMENT.

ARTICLE IX - ACQUISITION AND ADMINISTRATIVE COSTS

     The parties agree that up to 25% of Net Premium, in addition to the COMPANY'S ceding fee and premium taxes due the COMPANY by the REINSURER (as provided in Article VIII of this AGREEMENT), shall be allocated to cover all acquisition costs for the business subject hereto being the commissions due agents. The COMPANY shall have no obligation whatsoever for the payment of acquisition costs, nor shall the COMPANY have any obligation to pay any costs of administration of this business since REINSURER has agreed to perform at its costs all such functions under the ADMINISTRATIVE SERVICES AGREEMENT. It is expressly understood that nothing in this ARTICLE changes the REINSURER'S obligations to pay the COMPANY directly its ceding fee and premium taxes as provided in ARTICLE VIII of this AGREEMENT or the REINSURER'S obligation to pay all commissions to the GENERAL AGENT due under the GENERAL AGENCY AGREEMENT. REINSURER shall not seek to recover from the COMPANY any return commissions due in the acquisition of this business, but shall recover any such return commissions directly from the GENERAL AGENT.

ARTICLE X - ASSIGNMENTS, ASSESSMENTS, PREMIUM TAX CREDITS, FINES, AND PENALTIES

A. This AGREEMENT shall apply to risks assigned to the COMPANY under any Assigned Risk Plan if, in the reasonable judgment of the COMPANY, such risks were assigned to the COMPANY because of the business written and reinsured hereunder.
B. This AGREEMENT shall apply to and the REINSURER shall immediately reimburse the COMPANY 100% for any assessments made against the COMPANY pursuant to those laws and regulations creating obligatory funds (including insurance guaranty and insolvency funds), pools, joint underwriting associations, FAIR plans and similar plans, or any assessments made pursuant to the provisions of Article 21.28C (Texas Property and Insurance Guaranty Act) of the Texas Insurance Code, or successor statute thereto. Amounts owed by the REINSURER under this Article shall be payable directly by the REINSURER to the COMPANY. The REINSURER shall be entitled to receive from the COMPANY on or prior to the 31st day of March of each year thereafter a sum equal to the premium tax credit that is allowed to the COMPANY with respect to such assessments. The premium tax credit allowed the REINSURER hereunder is to be on a pro-rata and first-in, first-out basis. The COMPANY shall promptly return to the REINSURER any amount of assessment refunded to or credited to the COMPANY pursuant to the provisions of
     Article 21.28C of the Texas Insurance Code.
C. The REINSURER, on the COMPANY'S behalf, shall also pay promptly and directly to the Texas Department of Insurance or other regulatory body any fines, penalties, and/or any other charge incurred by the COMPANY as respects the business reinsured hereunder unless caused by the COMPANY'S intentional or negligent act of omission. If the COMPANY is required to pay directly any such fine, penalty or charge, the REINSURER shall promptly reimburse the COMPANY for such amount.

ARTICLE XI - ACCOUNTS, REPORTS AND SETTLEMENTS

A. REINSURER, pursuant to its Administrative Services Agreement with COMPANY, shall furnish the COMPANY with bordereaux showing the particulars of all reinsurances ceded hereunder, within forty-five (45) days after the close of each of the respective periods indicated below (on forms agreeable to the PARTIES), with monthly, quarterly, and annual reports showing the following statistical data in respect to the business reinsured hereunder:

     Monthly, with the data segregated by major coverages,
          (a)Ceded premiums written;
          (b)Ceded unearned premium;
          (c)Ceded losses paid;
          (d)Ceded adjustment expenses paid during the month;
          (e)Losses outstanding;
          (f)Ceding commission or brokerage fee due the COMPANY;
          (g)Fees for acquisition or administrative costs; and

     Annually, with the data segregated by major classes.
   (i) Annual summaries of net premiums written, net losses paid, net adjusting expenses paid during the year in such form so as to enable the COMPANY to record such data in its annual convention statement, to be furnished not later than February 15th of the following year, with in-force and unearned premium segregated as to advance premiums, premiums running twelve (12) months or less from inception date of policy, and premiums running more than twelve (12) months from inception date of policy in such form as to enable COMPANY to record such data in its annual convention statement;
   (ii) Annual summaries of net premiums written by geographical location within Texas in such form as to enable the COMPANY to record such premiums in its annual report to the Texas Catastrophe Property Insurance Association; and
                 PERIODIC, WITH DATA SEGREGATED BY MAJOR LINES.
   (iii) Statistical or other data as may be requested from time to time by Regulatory Authorities.
B. In order to facilitate the handling of the business reinsured under this AGREEMENT, REINSURER agrees to furnish the COMPANY with any additional reports necessary to provide the information needed by the COMPANY to prepare its monthly, quarterly, and annual statements to regulatory authorities.
C. Cash settlements shall be made between the parties in accordance with the monthly accounts within 60 days from the end of each such month, unless otherwise provided herein.

ARTICLE XII - LOSS AND LOSS ADJUSTMENT EXPENSE

A. The REINSURER shall assume 100% of the risks covered by this AGREEMENT and shall be liable to the COMPANY for 100% of all losses, judgments, interest on judgments, settlements whether under strict policy conditions or because of compromise, and expenses incurred by the COMPANY and/or GENERAL AGENT (this shall include but, of course, is not limited to any costs, expenses, and fees, including but not limited to attorneys' fees resulting from a declaratory judgment or injunctive action brought by an insured or other person), but not including offices, expenses or salaries of the COMPANY'S or REINSURER in its capacity as administrative service provider, or the GENERAL AGENT'S regular employees in connection with the investigation or settlement or contesting the validity of claims or losses covered under this AGREEMENT; the REINSURER shall, on the other hand, be credited with 100% of any amount received by the COMPANY as salvage or recovery.
B. The COMPANY hereby empowers the REINSURER, and the REINSURER may, in its discretion and under its supervision, appoint the GENERAL AGENT to accept notice of and investigate any claim arising under any of the policies and to pay, adjust, settle, resist or compromise any such claim, unless the COMPANY specifically directs to the contrary with respect to any individual claim. In the latter event, the REINSURER and/or GENERAL AGENT shall follow the instructions of the COMPANY as respects such claim. All such loss settlements, whether under strict policy conditions or by way of compromise, shall be unconditionally binding upon the REINSURER. However, should the COMPANY be ordered or instructed by the Department of Insurance of Texas or any other regulatory agency of competent jurisdiction to take any action or refrain from taking any action with regard to any claim, the REINSURER and/or GENERAL AGENT shall be bound by and shall follow the order or instructions of such regulatory agency as though REINSURER and/or GENERAL AGENT were the object of such order or instruction. The REINSURER and/or GENERAL AGENT will exercise the authority granted hereunder in good faith and toward the end of paying any and all valid claims.
C. The COMPANY will promptly notify the REINSURER or the GENERAL AGENT of any claim, suit, or action against the COMPANY under any of the Policies when actually notified of a claim, suit, or action against the COMPANY, and will promptly furnish to the REINSURER or GENERAL AGENT all summons, citations, complaints, petitions, counterclaims and other pleadings and legal instruments served upon the COMPANY in connection therewith. The COMPANY hereby further empowers the REINSURER to dispose of any salvage received as the result of any loss settlement hereunder, and to enforce any right of the COMPANY against any person or organization for damages or equitable relief for any loss under any of the Policies, employing legal counsel where necessary, and all sums received as a result thereof will be treated as current loss recoveries by the COMPANY and REINSURER. The COMPANY further agrees to furnish the REINSURER, on request, any and all legal instruments necessary to implement the foregoing authorizations. Upon request, the REINSURER shall furnish to the COMPANY any or all documents and correspondence relating to the subject matter hereof.
D. All records pertaining to claims arising under the policies, shall be deemed to be jointly owned records of the COMPANY and the REINSURER, and shall be made available to the COMPANY or the REINSURER or its representatives or any duly appointed examiner for any State within the United States. The COMPANY and the REINSURER agree that they will not destroy any such records in their possession without the prior written approval of the others, except that the COMPANY shall not be required to retain files longer than required by the guidelines set by the Texas Department of Insurance.

E. The REINSURER shall, or shall cause the GENERAL AGENT to establish a separate claim register or method of registering claims arising under the policies covered by this AGREEMENT so that all claims may be segregated and identified separate and apart from other records of the REINSURER or GENERAL AGENT with such claim register to identify each claim on an individual case basis both as to the insured(s) and the claimant and the reserve for loss and adjusting expense. Such claim register shall be kept in a form whereby the COMPANY can, at any time, determine the status of any claim arising under Policies covered by this AGREEMENT. Such records shall reflect the amount of reserves established for the individual claim and the date when such reserve was established, and if closed, whether such claim was closed with or without payment, and if with payment, the amount paid thereon.

ARTICLE XIII - LOSS IN EXCESS OF POLICY LIMITS/ECO

A. In the event the COMPANY pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its policy (hereinafter called "loss in excess of policy limits") or any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits (hereinafter called "extra contractual obligations") in relation to handling a claim reinsured hereunder or anything else related to the business reinsured hereunder, 100% of the loss in excess of policy limits and/or 100% of the extra contractual obligations shall be added to the COMPANY'S loss, if any, under the policy involved, and the sum thereof shall be subject to this AGREEMENT.
B. An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.
C. Notwithstanding anything stated herein, this AGREEMENT shall not apply to any loss incurred by the COMPANY as a result of (i) any intentional act of gross negligence or actual fraud which has been finally determined by a court of competent jurisdiction after the exhaustion of any appeals, or
     (ii) violation of a criminal law which has been finally determined by a court of competent jurisdiction after the exhaustion of any appeals, by an employee, officer or director of the COMPANY acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

ARTICLE XIV - ERRORS AND OMISSIONS

The COMPANY shall not be prejudiced, in any way, by any omission through clerical error, accident, or oversight to cede to the REINSURER any reinsurance rightly falling under the terms of this AGREEMENT, or by erroneous cancellation, either partial or total, of any cession, or by omission to report, or by erroneously reporting any losses, or by any other error or omission, but any such error or omission shall be corrected immediately upon discovery.

ARTICLE XV - ACCESS TO RECORDS

The REINSURER or its duly appointed representatives shall have free access at any and all reasonable times to such books and records of the COMPANY, its departmental or branch offices, as shall reflect premium and loss transactions of the COMPANY and/or the business produced hereunder, for the purpose of obtaining any and all information concerning this AGREEMENT or the subject matter thereof. Likewise, the COMPANY or its duly appointed representatives shall have free access at any and all reasonable times to such books and records of the REINSURER, its departmental or branch offices as shall reflect premium and loss transactions of the COMPANY and/or the business produced hereunder, for the purpose of obtaining any and all information concerning this AGREEMENT or the subject matter hereof.

ARTICLE XVI - REINSURER OR GENERAL AGENT SALE OR TRANSFER

The REINSURER agrees to give the COMPANY or its designated agent, TBA, (ninety) 90 days advance written notice of any sale or transfer of such party's business, or such party's consolidation with a successor firm, in order that the COMPANY or TBA may, at in its sole discretion:
     A.   Assign this AGREEMENT to the successor; or
     B.   Enter into a new reinsurance agreement with the successor; or
     C. Terminate this AGREEMENT as provided in Article V(B)(6) of this AGREEMENT.

ARTICLE XVII - INSOLVENCY

A. In the event of the insolvency of the reinsured COMPANY, this reinsurance shall be payable directly to the COMPANY or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the COMPANY without diminution because of the insolvency of the COMPANY or because the liquidator, receiver, conservator or statutory successor of the COMPANY has failed to pay all or a portion of any claims.
B. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the COMPANY shall give written notice to the REINSURER of the pendency of a claim against the COMPANY indicating the policy or bond reinsured which claim would involve a possible liability on the part of the REINSURER within thirty (30) days after such claim is filed in the insolvency, conservation or liquidated proceeding or in the receivership, and that during the pendency of such claim, the REINSURER may investigate such claims and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the COMPANY or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the REINSURER shall be chargeable, subject to the approval of the Court, against the COMPANY as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the COMPANY solely as a result of the defense undertaken by the REINSURER.

C. It is further understood and agreed that, in the event of the insolvency of the COMPANY, the reinsurance under this AGREEMENT shall be payable directly by the REINSURER to the COMPANY or to its liquidator, receiver or statutory successor, except as provided by Section 4118 (A) of the New York Insurance Law (or any substitute therefor) or except (a) where the AGREEMENT specifically provides another payee of such reinsurance in the event of the insolvency of the COMPANY; and (b) where the REINSURER with the consent of the direct insured or insureds has assumed such policy obligations of the COMPANY as direct obligations of the REINSURER to the payees under such policies and in substitution for the obligations of the COMPANY to such payees.

ARTICLE XVIII - THE GENERAL AGENT

A. The COMPANY and AMERICAN HALLMARK GENERAL AGENCY, INC. (the "GENERAL AGENT") have entered into a General Agency Agreement effective March 1, 1992, at 12:01 A.M. Central Standard Time, a true and complete copy of which is attached hereto as Exhibit A and fully incorporated herein by reference (the "General Agency Agreement"). The REINSURER has selected the GENERAL AGENT to provide the business reinsured hereunder. While for regulatory purposes, the GENERAL AGENT will need to be appointed as the COMPANY'S agent, it is recognized that the COMPANY is making no evaluation of the GENERAL AGENT'S qualifications and has no obligation to furnish reports or statistics to the REINSURER. The COMPANY shall file with the State all reports requested by the State based upon the information received from the GENERAL AGENT.
B. The COMPANY will, at the request of the GENERAL AGENT and REINSURER, appoint producing agents to produce business through the GENERAL AGENT.
     The COMPANY in its sole discretion may refuse to appoint any such agent, provided, however, such appointment shall not be unreasonably withheld.
     The REINSURER shall hold the COMPANY harmless from and indemnify it for any damage, liability, claim, expense, cost or fees including attorneys' fees of whatever kind or character caused directly or indirectly by any action of or failure to act, by GENERAL AGENT or any such producing agent.
C. The REINSURER shall be responsible for the control of the producing agents appointed by the COMPANY at the request of and on behalf of the REINSURER, including the financial condition of such agents. The REINSURER shall also be responsible to ensure the compliance by all producing agents, under the GENERAL AGENT, of the terms of this AGREEMENT and all other written rules and regulations of the COMPANY. And REINSURER shall be responsible for commissions due such producing agents and shall hold COMPANY harmless for any liability to such producing agents for any such commissions due.
D. The REINSURER shall guarantee payment to the COMPANY of any amounts due the COMPANY (or the COMPANY'S designated agent, TBA) from business produced by and/or policies issued by or through the producing agents appointed by the COMPANY at the request of and on behalf of the REINSURER. While the GENERAL AGENT is solely responsible for notifying such agents of the AGREEMENT and of any termination hereof, the REINSURER shall be responsible for the consequences of any failure to provide such notification.
E. The COMPANY shall conduct or have conducted the examinations of the GENERAL AGENT as provided in Article V(J) of the General Agency Agreement between the COMPANY and GENERAL AGENT. The examinations provided for herein shall be at no cost to the COMPANY and the REINSURER shall indemnify and hold the COMPANY completely harmless as respects any liability, damage, charge, cost, fine or penalty, the COMPANY may incur as a result of such examinations.
F. REINSURER shall be responsible to assure GENERAL AGENT'S compliance with all terms of the General Agency Agreement.

ARTICLE XIX - HOLD HARMLESS PROVISIONS

A. Notwithstanding anything to the contrary, as respects all matters related to this AGREEMENT, in addition to those specific provisions insulating the COMPANY from specific risks hereunder, the REINSURER hereby covenants and agrees to reimburse and hold the COMPANY harmless from and against every claim, demand, liability, loss, damage, cost, charge, attorneys' fees, expense, suit, order, judgment and adjudication of whatever kind or character regarding (i) the AGREEMENT, (ii) the GENERAL AGENCY AGREEMENT,
     (iii) the Administrative Services Agreement entered into between REINSURER and COMPANY, and/or (iv) the business reinsured hereunder (including, but not limited to underwriting loss, credit loss, and/or run-off expense and/or all legal fees and expenses incurred by the COMPANY in asserting its rights under this AGREEMENT) whether or not such claim, demand, loss, damage, cost, charge, attorneys' fees, expense, suit, order judgment or liability is within the terms of Policies written and reinsured hereunder. The REINSURER'S obligation hereto relate to, but is not limited to the following: all liability for agents' balances; return premiums and commissions; deceptive trade practice liability; premiums, policy fees or other charges (whether collected or not); all actions or inactions by the Intermediary, GENERAL AGENT and/or its producing agents relating to this AGREEMENT, the General Agency Agreement among and between the Parties, any agreement with a premium finance company; and/or all fees and/or commissions owing to the GENERAL AGENT under this and the aforementioned related agreements.
B. The COMPANY shall not be liable to the REINSURER for premiums unless the COMPANY itself has actually received those premiums and wrongfully not remitted them to the REINSURER. The REINSURER may not offset any balances on account of losses, loss adjustment expenses or any other amounts due, except as to premiums actually received by the COMPANY itself and which the COMPANY has wrongfully not transmitted to the REINSURER.
C. If for any reason the GENERAL AGENT fails or is unable to administer the policies reinsured hereunder (whether the AGREEMENT is still in effect or the business is being run-off), the REINSURER shall appoint a party to administer the business and the REINSURER shall be responsible for 100% of the cost of said administration. If return premiums or other funds need to be returned to premium finance companies, policyholders or sub-agents, the REINSURER shall pay these amounts if the successor administrator does not.
D. The REINSURER shall not sue, or seek arbitration, against the COMPANY for any acts of the GENERAL AGENT and/or any producing agent or broker or for any monies which the GENERAL AGENT, or any producing agent or broker owes (including but not limited to return commissions) unless the COMPANY has actually received those monies and has wrongfully not remitted them to the REINSURER; and the REINSURER shall indemnify the COMPANY for any damages, liabilities and expenses incurred by reason of any acts or failure to act by the GENERAL AGENT and/or any producing agent or broker. The COMPANY is not responsible for any commissions or other monies payable to the GENERAL AGENT, the Intermediary, any producing agent or broker in connection with this AGREEMENT. The REINSURER shall not seek to recover from, or offset against the COMPANY any sums, whether premiums or other monies, which the GENERAL AGENT and/or any producing agent or broker was unable or unwilling to remit to the COMPANY or the REINSURER.

E. In the event the REINSURER, or an agent or broker appointed pursuant to this AGREEMENT, binds the COMPANY for insurance coverage on insurance risks which are in excess of the policy limits set forth in Article I, and/or are not within the terms of business specified in Article I, and/or are not within the territory specified in Article I, and/or are excluded under
     Article II, whether intentional or not, the REINSURER will do such things and take such actions as may be necessary to reduce the COMPANY'S exposure to such risks and to hold the COMPANY harmless against any liability or loss which may be incurred by the COMPANY in excess hereof. Any insurance coverage on insurance risks bound contrary to the limitations, which are in excess of the policy limits set forth in Article I, and/or are not within the classes of business or geographic locations specified in Article I, and/or are not within the territory specified in Article I, and/or are excluded under the Article II, shall be 100% reinsured and subject to this AGREEMENT.

ARTICLE XX - REGULATORY MATTERS

A. It is the PARTIES' understanding that the Texas Department of Insurance views premiums which are over (ninety) 90 days due (aged by item and effective date) to the COMPANY as non-admitted assets. In confirmation of the liabilities assumed by the REINSURER under this AGREEMENT, the REINSURER hereby assumes 100% of all liability and responsibility for all premiums in the course of collection. It is expressly agreed and understood that the COMPANY'S liability to the REINSURER shall be only for premium actually collected by the COMPANY and wrongfully not transmitted to the REINSURER.
B. The REINSURER shall agree, at no cost to the COMPANY, to take those actions (including but not limited to modifications in how funds are handled and how accounts are cleared and settled) and agrees to those arrangements necessary to ensure that the COMPANY suffers no adverse impact because of this reinsurance program and is in compliance with the laws of the State of Texas and regulations promulgated by any governmental entity thereof, including the Texas Department of Insurance, in so far as this reinsurance program is concerned.

ARTICLE XXI - TBA INSURANCE INC. ("TBA")

The COMPANY has contracted with TBA as its designated intermediate agent to perform certain duties on the COMPANY'S behalf and to issue certain checks on behalf of the COMPANY in exchange for certain fees. The REINSURER agrees that TBA is to bear no business, credit, or insurance risk and can bear no liability whatsoever to the REINSURER save liability for any intentional torts it commits. TBA shall receive all the protections from liability which are contained herein for the benefit of the COMPANY.

ARTICLE XXII - ARBITRATION CLAUSE

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising between the COMPANY and the REINSURER with respect to this AGREEMENT, or with respect to these parties' obligations hereunder, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration.
B. One Arbiter shall be chosen by the Company and one Arbiter shall be chosen by the REINSURER, as provided in paragraph E of this Article XXII, and an Umpire shall be chosen by the Arbiters, all of whom shall be active or retired disinterested executive officers of property or casualty insurance or reinsurance companies.

C. In the event that a party should fail to choose an Arbiter within (thirty) 30 days following a written request by either party to the other to name an Arbiter, the party who has chosen its Arbiter may choose the unchosen Arbiter.
D. If the Arbiters fail to agree upon the selection for the Umpire within (thirty) 30 days following their appointment, each Arbiter shall name three nominees, of whom the other shall decline two, and the decision shall be made by drawing lots.
E. Each party shall present its case to the Arbiters and Umpire within a reasonable amount of time after selection of the Umpire, unless the period is extended by the Arbiters and Umpire in writing and/or at a hearing in Dallas, Texas. The Arbiters and Umpire shall consider this AGREEMENT as an honorable engagement as well as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law regarding entering of evidence. The decision in writing by a majority of the Arbiters and Umpire when filed with the PARTIES, shall be final and binding on the PARTIES. Judgment upon the final decision of the Arbiters and Umpire may be entered in any court of competent jurisdiction.
F. The costs of the arbitration, including the fees of the Arbiters and the Umpire, shall be borne equally unless the Arbiters and Umpire shall decide otherwise.
G. The AGREEMENT shall be interpreted under the laws of Texas and the arbitration shall be covered and conducted according to the Texas General Arbitration Act.

ARTICLE XXIII - INTERMEDIARY

Sedgwick Re, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications, including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the REINSURER or the COMPANY through Sedgwick Re, Inc., 1501 Fourth Avenue, Suite 1400, Seattle, Washington 98101. Payments by the COMPANY to the Intermediary shall be deemed to constitute payment to the REINSURER. Payments by the REINSURER to the Intermediary shall be deemed to constitute payment to the COMPANY only to the extent that such payments are actually received by the COMPANY.

ARTICLE XXIV - CURRENCY

Whenever the word "dollars" or the sign "$" appears in this AGREEMENT, they shall be construed to mean United States dollars and all transactions under this AGREEMENT shall be in United States dollars. Amounts paid or received by the COMPANY in any other currency shall be converted to United States dollars at the rate of exchange at the date such transaction is entered on the books of the COMPANY.

ARTICLE XXV - SAVINGS CLAUSE

If any law or regulation of any Federal, State or local Government of the United States of America, or the ruling of officials having supervision over insurance companies, should prohibit or render illegal this AGREEMENT, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the COMPANY or the REINSURER may upon written notice to other suspend or abrogate this AGREEMENT insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations or ruling. Such illegality, shall in no way affect any other portion thereof, provided however, that the REINSURER or COMPANY may terminate or suspend this AGREEMENT insofar as it relates to the business to which such law or regulation may apply.

ARTICLE XXVI - MISCELLANEOUS

A. This AGREEMENT has been made and entered into in the State of Texas and the AGREEMENT shall be subject to an construed under the laws of the State of Texas. This AGREEMENT shall be performed in Dallas County, Texas.
B. All notices required to be given hereunder shall be deemed to have been duly given by personally delivering such notice in writing or by mailing it, Certified Mail, return receipt requested, with postage prepaid. Any Party may change the address to which notices and other communications hereunder are to be sent to such Party by giving the other PARTY written notice thereof in accordance with this provision.
C. All acts and payments under this AGREEMENT are performable and payable at the offices of the COMPANY in Dallas, Texas. The address of the COMPANY, for the purpose of this AGREEMENT, is 8200 Anderson Boulevard, Fort Worth, Texas 76120. The address of the REINSURER for the purpose of this AGREEMENT is 14651 Dallas Parkway, Suite 900, Dallas, Texas 75240.
D. This AGREEMENT shall be binding upon the PARTIES hereto, together with their respective executors, administrators, personal representatives, heirs and assigns. REINSURER shall not assign any of its rights or obligations under this AGREEMENT without the prior written consent of the COMPANY.
E. This AGREEMENT may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
F. This AGREEMENT may be amended, modified or supplemented only by a written instrument executed by all PARTIES hereto.
G. This AGREEMENT is the entire AGREEMENT between the PARTIES and supersedes any and all previous agreements, written or oral, and amendments thereto.
H. A waiver by the COMPANY of any breach or default by the REINSURER under this AGREEMENT shall not constitute a continuing waiver or a waiver by the COMPANY of any subsequent act in breach or of default hereunder.
I. Headings used in this AGREEMENT are for reference purposes only and shall not be deemed a part of this AGREEMENT.
J. The PARTIES hereto intend all provisions of this AGREEMENT to be enforced to the fullest extent permitted. Accordingly, should a court of competent jurisdiction or arbitration panel determine that the scope of any provisions is too broad to be enforced as written, the PARTIES intend that the court or arbitration panel should reform the provision to such narrower scope as it determines to be enforceable under present or future law; such provision shall be fully severable; this AGREEMENT shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this AGREEMENT shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

K. This AGREEMENT is not exclusive and the COMPANY reserves the right to appoint or contract with other reinsurers, agents and/or managing agents in the territory covered by this AGREEMENT.
L. The REINSURER shall not insert any advertisement respecting the COMPANY or the business to be written under this AGREEMENT in any publication or issue any circular or paper referring to the COMPANY or such business without first obtaining the written consent of the COMPANY.
M. Policy cancellations at the COMPANY'S request will be made strictly subject to requirements imposed by the COMPANY'S underwriting rules and practices, as approved by the COMPANY, and in compliance with the applicable provisions contained in this AGREEMENT and the pertinent policy. Such cancellation authority shall be exercised only for causes inherent in the particular risk and shall not be construed as authority to make general or indiscriminate cancellations or replacement of the Policies with those of another COMPANY, except upon specific written instructions from the COMPANY. When directed by the COMPANY, the REINSURER will cause the cancellation of any and all Policies produced by it for any reason the COMPANY deems necessary.
N. This AGREEMENT shall be interpreted in conformance with applicable Texas law and regulation. If it is found or ordered by a court or regulatory body that a term or provision of this AGREEMENT does not conform to such law or regulation then this AGREEMENT shall be deemed to be amended and modified in accordance with such law. However, where this AGREEMENT is found not to comply with applicable law or regulation, the COMPANY may in its sole discretion terminate this AGREEMENT immediately and without prior notice.

     IN WITNESS WHEREOF, the parties hereto by their respective duly authorized officers have executed this AGREEMENT in duplicate as of the date undermentioned at:

     Fort Worth, Texas, as of this 28th day of June, 1996

          STATE AND COUNTY MUTUAL FIRE
          INSURANCE COMPANY

          By:_____________________________________

          Its: _____________________________________

     Dallas, Texas, as of this 28th day of June, 1996

          AMERICAN HALLMARK INSURANCE
          COMPANY OF TEXAS

     By:_____________________________________

     Its: _____________________________________